www.TractorSupply.com

TRACTOR SUPPLY COMPANY ANNOUNCES INCREASE IN DIVIDEND AND SHARE REPURCHASE AUTHORIZATION

•Increases Dividend by 4.5%, Marking the 16th Consecutive Year of Dividend Increases for the Company
•Raises Share Repurchase Authorization by $1Billion

BRENTWOOD, Tenn., February 13, 2025 – Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States (the “Company”), today announced that its Board of Directors has increased its dividend by $0.04, or 4.5% year-over-year, to $0.92 per share on an annualized basis for fiscal year 2025. In accordance with this increase, the Board of Directors declared a quarterly cash dividend of $0.23 per share of the Company’s common stock.

In addition, Tractor Supply announced that its Board of Directors authorized a $1 billion increase to its existing share repurchase program, bringing the total amount authorized to date under the program to $7.5 billion. As of December 28, 2024, the Company had repurchased 357.4 million shares of its common stock (adjusted to reflect the effect of stock splits) for approximately $6.03 billion since the inception of its share repurchase program in 2007.

“Tractor Supply’s business remains strong with a long runway for growth ahead as our Life Out Here 2030 strategy takes us through the back half of the decade. Increasing the dividend and authorizing additional share repurchases are supported by our strong balance sheet and cash flow generation that provide us with flexibility to return cash to shareholders while investing in our future,” said Edna Morris, Tractor Supply’s Chairman of the Board.

The dividend will be paid on March 11, 2025 to stockholders of record of the Company’s common stock as of the close of business on February 26, 2025.

About Tractor Supply Company
For more than 85 years, Tractor Supply Company (NASDAQ: TSCO) has been passionate about serving the needs of recreational farmers, ranchers, homeowners, gardeners, pet enthusiasts and all those who enjoy living Life Out Here. Tractor Supply is the largest rural lifestyle retailer in the U.S., ranking 293 on the Fortune 500. The Company’s more than 50,000 Team Members are known for delivering legendary service and helping customers pursue their passions, whether that means being closer to the land, taking care of animals or living a hands-on, DIY lifestyle. In store and online, Tractor Supply provides what customers need – anytime, anywhere, any way they choose at the low prices they deserve.

As part of the Company’s commitment to caring for animals of all kinds, Tractor Supply is proud to include Petsense by Tractor Supply, a pet specialty retailer, and Allivet, a leading online pet pharmacy, in its family of brands. Together, Tractor Supply is able to provide comprehensive solutions for pet care, livestock wellness and rural living, ensuring customers and their animals thrive. From its stores to the customer’s doorstep, Tractor Supply is here to serve and support Life Out Here.

As of December 28, 2024, the Company operated 2,296 Tractor Supply stores in 49 states and 206 Petsense by Tractor Supply stores in 23 states. For more information, visit www.tractorsupply.com and www.Petsense.com.

Forward Looking Statements

This press release contains certain forward-looking statements, including statements regarding the Company's plans relating to share repurchases and dividends, plans to return capital to shareholders, business model, growth and results of operations and anticipated investments in the business. All forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, are subject to the finalization of the Company’s quarterly financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. Forward-looking statements are usually identified by or are associated with such words as “will,” “would,” “intend,” “expect,” “continue,” “believe,” “anticipate,” “optimistic,” “forecasted” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. As with any business, all phases of our operations are subject to facts outside of our control. These factors include, without limitation, those factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 28, 2024. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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Contacts:
Mary Winn Pilkington (615) 440-4212
investorrelations@tractorsupply.com